     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2000

                                                    REGISTRATION NO. 333 - 32870
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           PROVINCE HEALTHCARE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                              62-1710772
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           PROVINCE HEALTHCARE COMPANY
                          105 WESTWOOD PLACE, SUITE 400
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 370-1377

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                              ------------------

                                 MARTIN S. RASH
                             CHAIRMAN OF THE BOARD,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           PROVINCE HEALTHCARE COMPANY
                          105 WESTWOOD PLACE, SUITE 400
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 370-1377

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:

           J. CHASE COLE, ESQ.                        RICHARD B. VILSOET, ESQ.
     WALLER LANSDEN DORTCH & DAVIS,                     SHEARMAN & STERLING
A PROFESSIONAL LIMITED LIABILITY COMPANY                599 LEXINGTON AVENUE
       2100 NASHVILLE CITY CENTER                     NEW YORK, NEW YORK 10022
            511 UNION STREET                               (212) 848-4000
       NASHVILLE, TENNESSEE 37219
             (615) 244-6380

                               ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Effective Date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering:[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                 -------------



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
       Title of Each                            Proposed Maximum      Proposed Maximum
    Class of Securities        Amount To Be      Offering Price      Aggregate Offering         Amount of
     To Be Registered         Registered(1)         Per Unit              Price(2)         Registration Fee(3)
--------------------------------------------------------------------------------------------------------------

Common Stock                      4,623,115          $25.00              $115,577,875             $30,513
--------------------------------------------------------------------------------------------------------------

(1) Includes 603,015 shares of Common Stock that may be sold pursuant to the underwriters' over-allotment option, if any.

(2) Pursuant to Rule 457(c), the proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low reported sales prices of the Common Stock of the registrant on National Market System on March 20, 2000.

(3) The Registrant previously paid $27,000 of the Commission filing fee in connection with its filing of the initial Registration Statement on March 21, 2000.

                               ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                Explanatory Note


         This Amendment No. 1 is being filed solely for the purpose of correcting the number of shares listed in the Calculation of Registration Fee table and the filing of certain additional exhibits. The shares to be issued to the underwriters upon the exercise, if any, of their over-allotment option were inadvertently omitted from the table in the initial registration statement filed on March 21, 2000. As corrected, the Commission filing fee as calculated pursuant to Rule 457 would have totaled $30,513. The registrant previously paid $27,000 of the filing fee in connection with the filing of the initial registration statement on March 21, 2000 and has transmitted the balance of the fee by wire transfer to the Commission's account at Mellon Bank. The registrant believes the failure to pay the entire filing fee at the time of the initial filing was the result of a bona fide error in calculating the amount of the fee. This Amendment No. 1 does not contain a copy of the prospectus included in the registration statement, which is unchanged from the initial filing of the registration statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses to be incurred in connection with this registration statement are as follows:

         Commission registration fee...............................   $30,513
         National Association of Securities Dealers, Inc. fee......    10,500
         State qualification expenses (including legal fees).......     1,500
         Auditor's fees and expenses...............................   211,000
         Legal fees and expenses...................................   181,000
         Miscellaneous expenses....................................   165,487
                                                                     --------
                  Total                                              $600,000
                                                                     ========

         All expenses, other than the Commission registration fee, are estimated. Province Healthcare Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the selling stockholders) in connection with the registration and sale of the shares of common stock being offered by the selling stockholders.

ITEM 16. EXHIBITS.

   EXHIBIT
   NUMBER                DESCRIPTION OF EXHIBITS
   ------                -----------------------
     1.1  Form of Underwriting Agreement (a)
     3.1  Amended and Restated Certificate of Incorporation of Province
          Healthcare Company (c)
     3.2  By-laws of Province Healthcare Company (c)
     4.1  Specimen Common Stock Certificate (c)
     4.2  Registration Agreement (c)
     5.1  Opinion of Waller Lansden Dortch & Davis, A Professional Limited
          Liability Company, including consent (b)
     23.1 Consent of Ernst & Young LLP (b)
     23.2 Consent of KPMG LLP (b)

------------------

(a)  FILED HEREWITH
(b)  PREVIOUSLY FILED
(c) INCORPORATED BY REFERENCE TO EXHIBITS FILED WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1, REGISTRATION NO. 333-34421


ITEM 17. UNDERTAKINGS.

         A. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         C. The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 479(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on April 4, 2000.


                                    PROVINCE HEALTHCARE COMPANY



                                    By: /s/ Martin S. Rash
                                        ----------------------------------------
                                    Martin S. Rash
                                    Chairman of the Board, President and
                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Name                                     Title                             Date
             ----                                     -----                             ----

/s/ Martin S. Rash                      Chairman of the Board,                        April 4, 2000
-------------------------------------    President, Chief Executive Officer
Martin S. Rash                           and Director
                                         (Principal Executive Officer)

/s/ Martin S. Rash, Attorney-in-fact    Vice Chairman of the Board,
-------------------------------------    Chief Financial Officer and Director
Richard D. Gore                          (Principal Financial Officer)                April 4, 2000


/s/ Martin S. Rash, Attorney-in-fact    Vice President and Controller
-------------------------------------    (Principal Accounting Officer)               April 4, 2000
Brenda B. Rector


/s/ Martin S. Rash, Attorney-in-fact    Director                                      April 4, 2000
-------------------------------------
A. E. Brim


/s/ Martin S. Rash, Attorney-in-fact    Director                                      April 4, 2000
-------------------------------------
Winfield C. Dunn


/s/ Martin S. Rash, Attorney-in-fact    Director                                      April 4, 2000
-------------------------------------
Joseph P. Nolan


/s/ Martin S. Rash, Attorney-in-fact    Director                                      April 4, 2000
-------------------------------------
Bruce V. Rauner


/s/ Martin S. Rash, Attorney-in-fact    Director                                      April 4, 2000
-------------------------------------
David L. Steffy

                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                DESCRIPTION OF EXHIBITS
   ------                -----------------------
     1.1  Form of Underwriting Agreement (a)
     3.1  Amended and Restated Certificate of Incorporation of Province
          Healthcare Company (c)
     3.2  By-laws of Province Healthcare Company (c)
     4.1  Specimen Common Stock Certificate (c)
     4.2  Registration Agreement (c)
     5.1  Opinion of Waller Lansden Dortch & Davis, A Professional Limited
          Liability Company, including consent (b)
    23.1  Consent of Ernst & Young LLP (b)
    23.2  Consent of KPMG LLP (b)

------------------

(a)  FILED HEREWITH
(b)  PREVIOUSLY FILED
(c) INCORPORATED BY REFERENCE TO EXHIBITS FILED WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1, REGISTRATION NO. 333-34421